ACCEL INTERNATIONAL CORPORATION




                                NOTE AGREEMENT


                         Dated as of December 15, 1995



Re:                    $16,500,000 9.50% Senior Notes
                               Due April 1, 2001





                                                                  ITEM 10 - 12
                                                                        Page 2

                               TABLE OF CONTENTS
                         (Not a part of the Agreement)
SECTION                           HEADINGPAGE                           PAGE
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.        DESCRIPTION OF NOTES AND COMMITMENT.  . . . . . . . . . 1

Section 1.1.     Description of Notes . . . . . . . . . . . . . . .   1
Section 1.2.     Commitment, Closing Date . . . . . . . . . . . . .   1

SECTION 2.        PREPAYMENT OF NOTES.  . . . . . . . . . . . . . . . . . 2

Section 2.1.     Optional Prepayment  . . . . . . . . . . . . . . .   2
Section 2.2.     Prepayment upon Change of Control  . . . . . . . .   2
Section 2.3.     Notice of Optional Prepayments . . . . . . . . . .   4
Section 2.4.     Application of Prepayments . . . . . . . . . . . .   5
Section 2.5.     Direct Payment . . . . . . . . . . . . . . . . . .   5

SECTION 3.        REPRESENTATIONS.  . . . . . . . . . . . . . . . . . . . 5

Section 3.1.     Representations of the Company . . . . . . . . . .   5
Section 3.2.     Representations of the Purchaser . . . . . . . . .   5

SECTION 4.        CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . 6

Section 4.1.     Conditions . . . . . . . . . . . . . . . . . . . .   6
Section 4.2.     Waiver of Conditions . . . . . . . . . . . . . . .   7

SECTION 5.        COMPANY COVENANTS . . . . . . . . . . . . . . . . . . . 7

Section 5.1.     Corporate Existence, Etc . . . . . . . . . . . . .   7
Section 5.2.     Insurance  . . . . . . . . . . . . . . . . . . . .   7
Section 5.3.     Taxes, Claims for Labor and Materials, Compliance with Laws7
Section 5.4.     Maintenance, Etc . . . . . . . . . . . . . . . . .   8
Section 5.5.     Nature of Business . . . . . . . . . . . . . . . .   8
Section 5.6.     Consolidated Tangible Net Worth  . . . . . . . . .   8
Section 5.7.     Limitations on  Indebtedness . . . . . . . . . . .   8
Section 5.8.     Limitation on Liens  . . . . . . . . . . . . . . .   9
Section 5.9.     Limitation on Long-Term Leases and Sale and Leasebacks10
Section 5.10.    Restricted Payments  . . . . . . . . . . . . . . .  10
Section 5.11.    Investments  . . . . . . . . . . . . . . . . . . .  11
Section 5.12.    Mergers, Consolidations and Sales of Assets  . . .  12
Section 5.13.    Guaranties . . . . . . . . . . . . . . . . . . . .  14


Section 5.14.    Repurchase of Notes  . . . . . . . . . . . . . . .  14
Section 5.15.    Transactions with Affiliates . . . . . . . . . . .  14

                                                                  ITEM 10 - 12
                                                                        Page 3

Section 5.16.Termination of Pension Plans14
Section 5.17.    Reports and Rights of Inspection . . . . . . . . .  14
Section 5.18.    Information Required by Rule 144A  . . . . . . . .  17
Section 5.19.    Certain Subsidiary Restrictions  . . . . . . . . .  17
Section 5.20.    Amendment of Subordinated Notes  . . . . . . . . .  18

SECTION 6.        EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . .  18

Section 6.1.     Events of Default  . . . . . . . . . . . . . . . .  18
Section 6.2.     Notice to Holders  . . . . . . . . . . . . . . . .  19
Section 6.3.     Acceleration of Maturities . . . . . . . . . . . .  19
Section 6.4.     Rescission of Acceleration . . . . . . . . . . . .  20

SECTION 7.        AMENDMENTS, WAIVERS AND CONSENTS  . . . . . . . . . .  20

Section 7.1.     Consent Required . . . . . . . . . . . . . . . . .  20
Section 7.2.     Solicitation of Holders  . . . . . . . . . . . . .  21
Section 7.3.     Effect of Amendment or Waiver  . . . . . . . . . .  21

SECTION 8.        INTERPRETATION OF AGREEMENT; DEFINITIONS  . . . . . .  21

Section 8.1.     Definitions  . . . . . . . . . . . . . . . . . . .  21
Section 8.2.     Accounting Principles  . . . . . . . . . . . . . .  27
Section 8.3.     Directly or Indirectly . . . . . . . . . . . . . .  27

SECTION 9.        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .  27

Section 9.1.     Registered Notes . . . . . . . . . . . . . . . . .  27
Section 9.2.     Exchange of Notes  . . . . . . . . . . . . . . . .  28
Section 9.3.     Loss, Theft, Etc. of Notes . . . . . . . . . . . .  28
Section 9.4.     Expenses, Stamp Tax Indemnity  . . . . . . . . . .  28
Section 9.5.     Powers and Rights Not Waived; Remedies Cumulative   29
Section 9.6.     Notices  . . . . . . . . . . . . . . . . . . . . .  29
Section 9.7.     Successors and Assigns . . . . . . . . . . . . . .  29
Section 9.8.     Survival of Covenants and Representations  . . . .  29
Section 9.9.     Severability . . . . . . . . . . . . . . . . . . .  29
Section 9.10.    Governing Law  . . . . . . . . . . . . . . . . . .  30
Section 9.11.    Captions . . . . . . . . . . . . . . . . . . . . .  30

Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                                                  ITEM 10 - 12
                                                                        Page 4

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I    -   Liens Securing Funded Debt (including Capitalized Leases) as of September 30, 1995

Exhibit A     -   Form of 9.50% Senior Note due April 1, 2001

Exhibit B     -   Representations and Warranties of the Company

Exhibit C     -   Description of Special Counsel's Closing Opinion

Exhibit D     -   Description of Closing Opinion of  Counsel to the Company

Exhibit E     -   Subordination Provisions Applicable to Subordinated Funded
                  Debt





                                                                  ITEM 10 - 12
                                                                        Page 5

                        ACCEL INTERNATIONAL CORPORATION
                             475 METRO PLACE NORTH
                           DUBLIN, OHIO  43017-0701


                                NOTE AGREEMENT


Re:                    $16,500,000 9.50% Senior Notes
                               Due April 1, 2001
                                                                   Dated as of
                                                             December 15, 1995
The Lincoln National Life Insurance Company
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Fort Wayne, Indiana  46802

The undersigned, ACCEL INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), agrees with the above named Purchaser (the "Purchaser") as follows:

SECTION 1.       DECSCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1.   Description  of Notes.    The Company  will  authorize  the
issue and sale of $16,500,000 aggregate principal amount of its 9.50% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 9.50% per annum, payable annually on the first day of each April in each year (commencing April 1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 13.50% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on April 1, 2001, and to be substantially in the form
attached hereto as Exhibit A.   Interest on the Notes shall be computed on the
basis of a 360-day year of twelve 30-day months. The Notes are subject to prepayment or redemption at the option of the Company prior to maturity as set
forth in Section 2 of this Agreement.   The term "Notes" as used herein  shall
include each Note delivered pursuant to this Agreement.

     Section 1.2.   Commitment,  Closing  Date.    Subject  to  the  terms  and
conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company the entire issue of the Notes at a price equal to the principal amount thereof on the Closing Date or Dates hereinafter mentioned.


                                                                  ITEM 10 - 12
                                                                        Page 6

Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of The Fifth Third Bank in Columbus, Ohio for the account of the Company in the amount of the purchase price at 10:00 a.m. Chicago time, on January 12, 1996 or such earlier date as shall mutually be agreed upon by the Company and the Purchaser in writing; provided that the parties may agree to issue and close the purchase of the Notes in two installments, in which event there will be two closings at the offices of Chapman and Cutler as herein provided, the first closing to be on such date (the "First Closing Date") and with respect to such principal amount of Notes as shall be mutually agreed upon by the Company and the Purchaser in writing on or before such First Closing Date and the second closing to be on January 12, 1996 or such earlier date as shall be mutually agrees upon by the Company and the Purchaser in writing on or before such second date (the "Second Closing Date"), on which Second Closing Date the balance in principal amount of the Notes shall be issued and delivered against payment therefor. Each date on which Notes are to be so issued and delivered against payment therefor is referred to herein as a "Closing Date" and each reference herein to a "Closing Date" means each of the First Closing Date and the Second Closing Date if there are two Closing Dates. The Notes delivered to the Purchaser on a Closing Date will be delivered to the Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of the Purchaser's purchase (unless different denominations are specified by the Purchaser), registered in the Purchaser's name or in the name of the Purchaser's nominee, all as the Purchaser may specify at any time prior to the date fixed for delivery.

SECTION 2.       PREPAYMENT OF NOTES.

     Section 2.1. Optional Prepayment. Upon compliance with Section 2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $250,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, without any penalty or premium.

     Section 2.2.   Prepayment  upon Change  of  Control.   In  the  event  the
Company has knowledge of a Change of Control or an impending Change of Control, the Company will give written notice (a "Control Change Notice") of such fact to all Holders at least 60 days prior to any proposed Change of Control Date; provided, however, that if the Company shall not then have knowledge of such fact, such Control Change Notice shall be delivered promptly upon receipt of such knowledge, but in no event later than three (3) business days after the Change of Control Date. The Control Change Notice shall (i) describe the facts and circumstances of such Change of Control (including the Change of Control Date or proposed Change of Control Date) in reasonable detail, (ii) make reference to this Section 2.2 and the rights of the Holders to require the Company to prepay their Notes on the terms and conditions provided for herein, (iii) state that the Holder must make a declaration of its intent to have the Notes held by it prepaid, and (iv) specify the outside date (calculated as provided below) by which the Holder must respond to such Control Change Notice pursuant to this Section 2.2 in order to make such declaration.



                                                                  ITEM 10 - 12
                                                                        Page 7

Upon the receipt of such Control Change Notice or, if no Control Change Notice is given, upon receipt of actual knowledge of a Change of Control, the Holder of any Notes shall have the privilege, upon written notice (the "Declaration Notice") to the Company, of declaring all Notes held by such Holder serving such Declaration Notice to become due and payable and thereupon such Notes shall become due and payable on such date (the "Control Change Payment Date") as the Company shall specify in a written notice delivered to such Holder, which notice shall be delivered by the Company to such Holder not later than 20 days prior to the Control Change Payment Date. The Control Change Payment Date shall be not later than 30 days after the Change of Control Date, in the event that such Declaration Notice is served on or prior to the Change of Control Date or 20 days after the date such Declaration Notice is served, if such Declaration Notice is not served on or prior to the Change of Control Date. The Company covenants and agrees to prepay in full on the Control Change Payment Date all Notes held by such Holder serving such Declaration Notice to the Company. In the event that a Control Change Notice has in fact been given as hereinabove required, such Declaration Notice shall be served prior to 60 days after receipt of such Control Change Notice, and in the event that a Control Change Notice has not been given as hereinabove required, such Declaration Notice shall be served prior to 30 days after the Holder serving such Declaration Notice shall have actual knowledge of such Change of Control. In the event that a Control Change Notice is given and a Holder fails to provide a Declaration Notice within the time period set forth above, the Notes held by such Holder shall not become due and payable as a result of such Change of Control.

      In the event that any Holder shall have declared all of the Notes held thereby to become due and payable pursuant to this Section 2.2, then the Company shall promptly, but in any event within 15 days after the receipt of the Declaration Notice, deliver written notice of such declaration to each other Holder and, notwithstanding the provisions of the immediately preceding paragraph, the right of each such other Holder to declare all of the Notes held thereby to become due and payable pursuant to this Section 2.2 shall remain in effect until the later to occur of (i) 60 days after receipt by such Holders of the Control Change Notice and (ii) 30 days after receipt by such Holders of the notice required to be delivered pursuant to this paragraph; provided, however, that the provisions of this paragraph shall only apply with respect to notices required to be delivered pursuant to this paragraph to the extent that such notices relate to declarations made by Holders prior to the expiration of the periods specified in the immediately preceding paragraph.

      As used herein, the term "Change of Control" shall mean any of the following events or circumstances:

      (1) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act and the regulations thereunder), other than the D.T. Chase Family, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of Voting Stock representing at least a majority of the combined voting power of all outstanding Voting Stock of the Company;



                                                                  ITEM 10 - 12
                                                                        Page 8

(2)during any period of two consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute at least a majority of the members thereof then in office;

      (3) the shareholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than 50% of the outstanding Voting Stock of the surviving or resulting entity are or are to be owned by the Persons who were the shareholders of the Company immediately prior to the consummation of such transaction;

      (4) the shareholders of the Company shall approve the sale of all or substantially all of the
 Company's business and/or assets to a person or entity that is not a Wholly-owned Subsidiary of the Company; or

      (5) Thomas H. Friedberg shall cease to be the President and Chief Operating Officer of the Company for any reason, including without limitation his death or legal disability.


      As used herein, the term "Change of Control Date" shall mean any date upon which a Change of Control shall occur.

      As used herein, the term "D.T. Chase Family" shall mean (i) David T. Chase, Rhoda L. Chase and children of David T. and Rhoda L. Chase and trusts for such children; (ii) the spouses, lineal descendants and spouses of the lineal descendants of the persons named in clause (i); (iii) the estates or legal representatives of the persons named in clause (i) and (ii); and (iv) Chase Insurance Holdings Corporation so long as more than 51% of the Voting Stock of such corporation is owned and controlled by the persons or their estates or legal representatives described in clauses (i), (ii) and (iii).

      All prepayments on the Notes pursuant to this Section 2.2 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment. Any prepayment of less than all of the outstanding Notes made pursuant to this
Section 2.2 shall be applied to the payment in full of the Notes held by the Holders providing a Declaration Notice.

     Section 2.3.   Notice  of Optional  Prepayments.   The Company  will  give
notice of any prepayment of the Notes pursuant to Section 2.1 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid on such date, (iii) that a premium is not
payable, and (iv) the accrued interest  applicable to the prepayment.   Notice
of prepayment having been so given, the aggregate principal amount of the Notes specified

                                                                  ITEM 10 - 12
                                                                        Page 9

in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice.

     Section 2.4.   Application  of   Prepayments.    All  partial  prepayments
pursuant to Section 2.1 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

     Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by the Purchaser or any Holder that is an Institutional Holder which has given written notice to the Company requesting that the provisions of this Section
2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3.       REPRESENTATIONS.

     Section 3.1.   Representations  of the  Company.   The Company  represents
and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2.   Representations of  the Purchaser.   You represent, and  in
entering into this Agreement, and in issuing the Notes hereunder and thereunder the Company has relied and will be relying on its understanding that you (i) are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), (ii) have such knowledge and experience in financial and business matters, alone or together with your advisors, that you are capable of evaluating the merits and risks of the investment in the Notes to be made by you hereunder, and (iii) are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, have no present intention of selling, negotiating or otherwise disposing of the Notes being acquired by you hereunder and shall not sell, negotiate or otherwise dispose of such Notes unless such sale is pursuant to an effective registration statement under the 1933 Act or is exempt from the registration requirements under the 1933 Act as of the time of any proposed sale; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that at least one of the following statements is an accurate representation as to the source of funds to be used by you to pay the purchase price of the Notes purchased by you hereunder:

      (1) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 ("PTE") (issued July 12, 1995) and

                                                                  ITEM 10 - 12
                                                                       Page 10

there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

      (2) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 ("PTE") (issued July 12, 1995) and the purchase of the Original Notes by you is eligible for and satisfies the requirements of PTE 95-60.

SECTION 4.       CLOSING CONDITIONS.

     Section 4.1. Conditions;. The obligation of the Purchaser to purchase the Notes on a Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

      (a) Closing Certificate. The Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to the Purchaser's obligation to purchase the Notes proposed to be sold to the Purchaser on such Closing Date and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

      (b) Legal Opinions. The Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchaser in this transaction, and from Squire, Sanders & Dempsey, counsel for the Company, and Nicholas Z. Alexander Senior Vice President, Secretary and General Counsel of the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to the Purchaser, and covering the matters set forth in Exhibits C and D, respectively, hereto.

      (c)   Reinsurance  Agreement.   Acceleration Life  Insurance Company,  a
Wholly-owned  Subsidiary of  the  Company,  shall  have  (i)  entered  into  a reinsurance agreement with the Purchaser on or before the earlier of December 28, 1995 or the First Closing Date, which reinsurance agreement shall be in effect with no defaults thereunder as of the Closing Date and (ii) paid the reinsurance premium due under Section B, paragraph 2 of that reinsurance agreement to the Purchaser.



                                                                  ITEM 10 - 12
                                                                       Page 11

(d)Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Purchaser and the Purchaser's special counsel, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2.   Waiver  of Conditions.   If on  a Closing  Date the Company
fails to tender to the Purchaser the Notes to be issued to the Purchaser on such date or if the conditions specified in Section 4.1 have not been fulfilled, the Purchaser may thereupon elect to be relieved of all further
obligations  under this  Agreement.   Without limiting  the foregoing,  if the
conditions specified in Section 4.1 have not been fulfilled, the Purchaser may waive compliance by the Company with any such condition to such extent as the Purchaser may in its sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive the Purchaser's rights against the Company.

SECTION 5.       COMPANY COVENANTS.

      From and after the Closing Date, or the First Closing Date if there are two Closing Dates, and continuing so long as any amount remains unpaid on any
Note:

     Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.12.

     Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 5.3.   Taxes, Claims  for  Labor  and Materials,  Compliance  with
Laws.    The Company  will promptly  pay and  discharge,  and will  cause each
Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves


                                                                  ITEM 10 - 12
                                                                       Page 12

deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any Lien not permitted under Section 5.8.

     Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5.   Nature  of   Business.    Neither   the  Company  nor   any
Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     Section 5.6.   Consolidated  Tangible Net Worth.   The Company will at all
times keep and maintain Consolidated Tangible Net Worth at an amount not less than $15,000,000.

     Section 5.7.   Limitations on   Indebtedness.  (a)  The Company will  not,
and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Indebtedness, except:

      (1)   Indebtedness evidenced by the Notes;

      (2) Indebtedness of the Company (other than the Subordinated Notes) and its Subsidiaries reflected on the consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1995 and outstanding as of the date of this Agreement after application of the net proceeds from the sale of the Notes as described in paragraph 14 of Exhibit B;

      (3) Subordinated Funded Debt of the Company, provided, however, that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof the Consolidated Funded Debt of the Company and its Subsidiaries shall not at any time exceed an amount equal to $2,000,000; and

      (4) The Subordinated Notes; provided that the aggregate principal amount of the Subordinated Notes shall not at any time exceed the sum of (i) the principal amount of the Subordinated Notes outstanding on the date hereof, plus (ii) the amount of interest on the Subordinated Notes paid in additional Subordinated Notes, less (iii) any amount paid on the Subordinated Notes.



                                                                  ITEM 10 - 12
                                                                       Page 13

(b)Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 5.7 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Subsidiary.

      (c)   Indebtedness evidenced by the  Subordinated Notes shall be amended as provided in Section 5.20 hereof.

     Section 5.8. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

      (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.3;

      (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

      (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

      (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries; and

      (e)   Liens securing Indebtedness of a Subsidiary to the Company.



                                                                  ITEM 10 - 12
                                                                       Page 14

Section 5.9.Limitation on Long-Term Leases and Sale and Leasebacks. (a) The Company will not, and will not permit any Subsidiary to, become obligated, as lessee, under any Long-Term Lease if, at the time of entering into such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and all of its Subsidiaries on a consolidated basis in any one fiscal year thereafter under all Long-Term Leases would exceed 5.0% of Consolidated Tangible Net Worth.

      (b) The Company will not, and will not permit any Subsidiary to, enter into any arrangement whereby the Company or any Subsidiary shall sell or transfer any property owned by the Company or any Subsidiary to any Person other than the Company or a Subsidiary and thereupon the Company or any Subsidiary shall lease or intend to lease, as lessee, the same property; provided that this provision shall not prevent the Company from selling the real estate and related properties constituting its headquarters building at 475 Metro Place North, Dublin, Ohio 43017-0701 (the "Metro Place Sale"), and leasing back, pursuant to a customary office space lease, up to 30% of the rental square feet in such building for its offices.

    Section 5.10.   Restricted  Payments.   The  Company  will  not  except  as
hereinafter provided:

      (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

      (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock);

      (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

      (d)   Make, or permit any Subsidiary to make, any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions and such Restricted Investments are herein collectively called "Restricted Payments"), if after giving effect thereto any Default shall have occurred and be continuing or the sum of the aggregate amount of Restricted Payments made during the period from and after January 1, 1996 to and including the date of the making of the Restricted Payment in question, would exceed the sum of 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).



                                                                  ITEM 10 - 12
                                                                       Page 15

The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

      For the purposes of this Section 5.10, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value of fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

    Section 5.11. Investments. The Company will not, and will not permit any Subsidiary to, make any Investments, other than:

      (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary, provided, however, that so long as the Notes are outstanding and unpaid, the Company shall not have or make Investments in any Subsidiaries which are not Wholly-owned Subsidiaries;

      (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

      (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

      (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by Standard & Poor's Ratings Group or Aa or better by Moody's Investors Service, Inc.;

      (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary; and

      (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

      (g) in the case the Company's insurance company Subsidiaries, any Investments permitted by applicable law, provided that

            (i)   at   least  70%  of  the   total  investments  of  any  such
Subsidiaries shall be fixed income securities having an NAIC rating of 1 or 2;

                                                                  ITEM 10 - 12
                                                                       Page 16

(ii)no such Subsidiary shall make or hold any investment, directly or indirectly, in any entities or ventures in which any Affiliate has a direct or indirect interest;

            (iii) no such Subsidiary shall invest or hold investments, directly or indirectly, in real estate assets or investments in an aggregate amount exceeding 8% of the total investments of such Subsidiary, including investments in entities whose primary assets consist of, or whose primary business is the investment in or management of, real estate; and

            (iv) not more than 10% of the total investments of any such Subsidiary shall be invested, directly or indirectly, in (A) investments that do not have a rating from one or more nationally recognized statistical rating organizations (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934), or that have such a rating but are not rated in one of the four highest generic rating categories of any of such organizations, (B) investments that have been designated by the Securities Valuation Office of the NAIC as having a lower quality than 2, and (C) investments (including without limitation debt or equity investments through interests in stocks, bonds, preferred stock, debentures, partnership interests or joint venture interests) that are not listed and traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System; and

      (h) in the case of a Metro Place Sale, a purchase money note (the "Metro Place Sale Note") secured by a valid and perfected first and paramount mortgage lien and security interests on the property sold in an amount not to exceed 90% of the sale price and bearing interest at a market rate.

      In valuing any Investments for the purpose of applying the limitations set forth in this Section 5.11, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

      For purposes of this Section 5.11, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.


    Section 5.12.   Mergers,  Consolidations and  Sales  of Assets.    (a)  The
Company will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.12) of the assets of the Company and its Subsidiaries; provided, however, that:

      (1) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;



                                                                  ITEM 10 - 12
                                                                       Page 17

(2)the Company may consolidate or merge with any other corporation if (i) the Company shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional Consolidated Funded Debt under the provisions of
Section 5.7; and

      (3) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary.

      (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.12, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors.

      (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

      (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

      (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

      (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

      (4) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

      (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries.

      (d) As used in this Section 5.12, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other

                                                                  ITEM 10 - 12
                                                                       Page 18

disposition, exceeds 10% of the Consolidated Tangible Net Worth, determined as of the end of the immediately preceding fiscal year.

    Section 5.13. Guaranties. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company or a Subsidiary which are limited in amount to a stated maximum dollar exposure and which are incurred in compliance with the provisions of this Agreement.

    Section 5.14.   Repurchase   of   Notes.  Neither   the  Company   nor  any
Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate (or upon the agreement of Company, any Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation,
Section 6.3, Section 6.4 and Section 7.1.

    Section 5.15. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

    Section 5.16.   Termination of  Pension Plans.   The  Company will not  and
will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

    Section 5.17. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this Section 5.17 and concurred in by the independent public accountants referred to in Section 5.17(B) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):



                                                                  ITEM 10 - 12
                                                                       Page 19

(a)Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

      (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended;

      (2) consolidated and consolidating statements of income of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year; and

      (3) consolidated and consolidating statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year.

all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

      (b)   Annual Statements.   As soon as available  and in any event within
90 days after the close of each fiscal year of the Company, copies of:

      (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

      (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;



                                                                  ITEM 10 - 12
                                                                       Page 20

(c)Audit Reports.   Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants;

      (d) Insurance Regulatory Reports. As soon as available and in any event within 45 days after the end of each quarterly fiscal period, copies of the Quarterly Reports filed by the Company and its Subsidiaries with the Insurance Regulators, and as soon as available and in any event within 90 days after the end of each fiscal year, copies of the Annual Reports filed by the Company and its Subsidiaries with the Insurance Regulators;

      (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular, periodic or special report, schedule or other material and any registration statement or prospectus required to be filed by the Company or any Subsidiary with any


Insurance Regulator or any securities exchange or the Securities and Exchange Commission (the "SEC") or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries and, copies of all examinations, reports or other material (other than routine correspondence) sent or received by the Company or any Subsidiary to or from the SEC, any Insurance Regulators or the National Association of Insurance Commissioners (the "NAIC"), and news releases sent to financial analysts or stockholders and annual reports relating to the Company and any of its Subsidiaries;

      (f) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

      (g)   Officer's Certificates.  Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and (except in the case of Section 5.14) computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of
Section 5.6 through Section 5.16 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such

                                                                  ITEM 10 - 12
                                                                       Page 21

financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

      (h) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

      (i) Requested Information. With reasonable promptness, such other data and information as such Institutional Holder may reasonably request. Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Holder for all such expenses promptly upon demand.

    Section 5.18. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act, provided that the necessary information is disclosed in such reports. For the purpose of this Section 5.18, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

    Section 5.19.   Certain  Subsidiary Restrictions.    The  Company covenants
that it will not and it will not permit any Subsidiary to enter into any agreement which would limit or restrict the ability of the Subsidiary to pay dividends to the Company or any other Subsidiary.



                                                                  ITEM 10 - 12
                                                                       Page 22

Section 5.20.Amendment of Subordinated Notes. If any Notes are outstanding and unpaid as of December 31, 1999, then, on or before January 15, 2000, the Subordinated Notes shall be amended to extend the maturity thereof to provide that no payments of principal will be due or payable prior to October 1, 2001; provided, that, (i) in the event the Company is unable to obtain the extension of the maturity of any of the Subordinated Notes as specified above by January 15, 2000, the entire remaining principal amount of the Notes and all interest accrued and unpaid thereon through January 15, 2000 shall become due and payable on January 15, 2000, and (ii) without the prior written consent of the Holders holding at least 66 2/3% in aggregate principal amount of the outstanding Notes, no payment of principal on the Subordinated Notes shall be made prior to the payment of the Notes in full in cash.

SECTION 6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

      (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

      (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 2.2; or

      (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

      (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Notes) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

      (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Company or any Subsidiary outstanding thereunder; or

      (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 through Section 5.16 or Section 5.20; or

      (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder, provided that if such Default is curable but can not be cured with diligence within such 30-day period, then the same shall not constitute an Event of Default hereunder if corrective

                                                                  ITEM 10 - 12
                                                                       Page 23

action is instituted by the Company within such 30-day period and is diligently pursued so that the Default is cured within not more than an additional 60 days; or

      (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

      (i) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

      (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

      (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

      (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if any Holder or the holder of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all Holders.

     Section 6.3.   Acceleration  of Maturities.   When  any Event  of  Default
described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs (d) through (j), inclusive, of said Section 6.1 has happened and is continuing, any Holder or Holders holding 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly
waived.   When  any Event  of Default  described in  paragraph (k)  or  (l) of
Section 6.1 has occurred, then all outstanding Notes shall immediately

                                                                  ITEM 10 - 12
                                                                       Page 24

become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, the entire principal and interest accrued on the Notes. No course of dealing on the part of the Holder or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (j), inclusive, of Section 6.1, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

      (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

      (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

      (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.       AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1.   Consent  Required.     Any  term,  covenant,  agreement  or
condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of all of the Holders, no such amendment or waiver shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6.



                                                                  ITEM 10 - 12
                                                                       Page 25


Section 7.2.Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

     Section 7.3.   Effect  of Amendment  or  Waiver.   Any  such amendment  or
waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note
shall  have  been marked  to  indicate  such amendment  or  waiver.   No  such
amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.       INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1.   Definitions.   Unless  the context otherwise  requires, the
terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

            "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Agreement" shall mean this Note Agreement.

      "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

      "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.



                                                                  ITEM 10 - 12
                                                                       Page 26

"Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company"  shall  mean  ACCEL  International   Corporation,  a  Delaware
corporation, and any Person who succeeds to all, or substantially all, of the assets and business of ACCEL International Corporation.

      "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.


      "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

      (a)   any   gains  or  losses  on  the  sale  or  other  disposition  of
Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

      (b)   the proceeds of any life insurance policy;

      (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

      (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

      (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

      (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

      (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

      (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

      (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;



                                                                  ITEM 10 - 12
                                                                       Page 27

(j)any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

      (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

      "Consolidated Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Subsidiaries after deducting therefrom all Restricted Investments and all items which in accordance with GAAP would be included on the liability and equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Consolidated Funded Debt.

      "Consolidated Tangible Net Worth" shall mean as of the date of any determination thereof Consolidated Net Tangible Assets less all outstanding Funded Debt, deferred income taxes and deferred investment tax credits of the Company and its Subsidiaries.


      "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

      "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

      "Event of Default" shall have the meaning set forth in Section 6.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current

                                                                  ITEM 10 - 12
                                                                       Page 28

liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

      "GAAP" shall mean generally accepted accounting principles at the time in the United States.

      "Guaranties" by any Person shall mean all obligations (other than (i) endorsements in the ordinary course of business of negotiable instruments for deposit or collection and (ii) guaranties and other obligations issued or incurred by the Company or any Subsidiary pursuant to insurance contracts or statutory assessments made or incurred in the ordinary course of conducting its business as an insurance company) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

      "Holder" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

      "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

      "Institutional  Holder" shall mean any Holder which is a Purchaser or an
insurance  company,  bank,  savings   and  loan  association,  trust  company,
investment company, charitable

                                                                  ITEM 10 - 12
                                                                       Page 29

foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

      "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

      "Insurance Regulators" shall mean the office of the Superintendent of Insurance of the State of Ohio and the comparable insurance regulatory authority of each jurisdiction in which the Company or any Subsidiary of the Company is domiciled or is licensed or authorized to offer insurance.

      "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

      "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "Multiemployer Plan" shall have the same meaning as in ERISA.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.



                                                                  ITEM 10 - 12
                                                                       Page 30

"Person"  shall  mean  an   individual,  partnership,  corporation,  trust  or
unincorporated  organization,   and  a  government  or   agency  or  political
subdivision thereof.

      "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

      "Purchaser" shall have the meaning set forth in Section 1.1.

      "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "Reportable Event" shall have the same meaning as in ERISA.

      "Restricted  Investments"   shall  mean  all  Investments,   other  than
Investments described in clauses (a) through (f) of Section 5.11.

      "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      "Senior Funded Debt" shall mean all Consolidated Funded Debt, other than Subordinated Funded Debt.

      "Subordinated Funded Debt" shall mean all unsecured Funded Debt of the Company which shall contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit E attached hereto providing for the subordination thereof to other Funded Debt of the Company, including, without limitation, the Notes, or such other provisions as may be approved in writing by the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes.

      "Subordinated Notes"  shall mean  the 10.125% Subordinate  Notes of  the


Company currently payable to the order of Chase Insurance Holdings Corporation and Ranger Insurance Company and Alvin B. Moss in the aggregate principal amount of $5,884,000 as of September 30, 1995, and all additional notes issued in payment of interest thereof and all extensions, renewals, replacements and substitutions therefor; provided that any such additional notes and any extensions, renewals, replacements or substitutions therefor shall contain or have applicable thereto substantially the same subordination provisions as contained in such Subordinated Notes outstanding on the date hereof under which the Notes

                                                                  ITEM 10 - 12
                                                                       Page 31

shall constitute Senior Indebtedness.   It is expressly acknowledged, intended
and agreed that the Notes constitute "Senior Indebtedness" as defined in the Subordinated Notes.

      The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

      "Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries, at net book value, after deducting depreciation, depletion and other properly deductible valuation reserves and also after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

      "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     Section 8.2.   Accounting Principles.   Where the  character or amount  of
any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3.   Directly  or  Indirectly.   Where  any  provision  in  this
Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.       MISCELLANEOUS.

     Section 9.1.   Registered Notes.   The Company shall  cause to  be kept at
its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

      At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the


                                                                  ITEM 10 - 12
                                                                       Page 32

principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

      The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

     Section 9.2.   Exchange  of Notes.   At any  time and  from time  to time,
upon not less than  ten days' notice to that effect given by the Holder of any
Note  initially  delivered or  of any  Note  substituted therefor  pursuant to
Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered
for exchange.   The Company  may require the  payment of  a sum sufficient  to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3.   Loss,  Theft, Etc.  of  Notes.   Upon  receipt  of evidence
satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to  the Holder thereof,  a new  Note, of like  tenor, in lieu  of such
lost, stolen, destroyed or mutilated Note.   If an Institutional Holder is the
owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     Section 9.4.   Expenses,  Stamp  Tax  Indemnity.    Whether  or  not   the
transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchaser's out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchaser, duplicating and printing costs and charges for shipping the Notes, adequately insured to the Purchaser's home office or at such other place as the Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes.

                                                                  ITEM 10 - 12
                                                                       Page 33

The Company also agrees that it will pay and save the Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify the Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     Section 9.5.   Powers  and Rights  Not Waived;  Remedies Cumulative.    No
delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this
Section 9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section 9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

     Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Purchaser and its successor and assigns, including each successive Holder.

     Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.



                                                                  ITEM 10 - 12
                                                                       Page 34

Section 9.10.Governing  Law.   This Agreement  and the  Notes issued  and sold
hereunder shall be governed by and construed in accordance with Ohio law.

    Section 9.11.   Captions.     The  descriptive  headings   of  the  various
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


                                                                  ITEM 10 - 12
                                                                       Page 35

The execution hereof by the Purchaser shall constitute a contract among the Company and the Purchaser for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



ACCEL INTERNATIONAL CORPORATION



By /S/ Thomas H. Friedberg
   -----------------------
   Its Chairman, Pres. & CEO



ACCEL INTERNATIONAL CORPORATION
475 Metro Place North
Dublin, Ohio  43017-0701
Attention:
Telefacsimile:
Confirmation:



                                                                  ITEM 10 - 12
                                                                       Page 36

Accepted as of December 15, 1995:



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



By /S/ Kenneth J. Clark
   --------------------
   Its Sr. VP



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Fort Wayne, Indiana 46802
Attention:  David Patch

with a copy to:

Kenneth J. Clark
Senior Vice President
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
One Reinsurance Place
1700 Magnavox Way
P.O. Box 7807
Fort Wayne, Indiana 46801-7808




                                                                  ITEM 10 - 12


                                                                       Page 37

                          LIENS SECURING FUNDED DEBT
                        (INCLUDING CAPITALIZED LEASES)
                           AS OF SEPTEMBER 30, 1995
                                     NONE




                                                                  ITEM 10 - 12
                                                                       Page 38

                        ACCEL INTERNATIONAL CORPORATION

                               9.50% Senior Note
                               Due April 1, 2001

                                PPN:  004299A*4

                                     ----------No. R-1       December 29, 1995

$
            ACCEL International Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to

                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                             or registered assigns
                        on the first day of April, 2001
                            the principal amount of


    SIXTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($16,500,000)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 9.50% per annum from the date hereof until maturity, payable annually on the first day of each April in each year (commencing on the first such date after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 13.50% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Dublin, Ohio in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

      This Note is one of the 9.50% Senior Notes due April 1, 2001 (the "Notes") of the Company in the aggregate principal amount of $16,500,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of December 15, 1995 (the "Note Agreement"), entered into by the Company with the original Purchaser therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.


                                                                  ITEM 10 - 12
                                                                       Page 39

This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

      The Notes are subject to prepayment at the option of the Company prior to their expressed maturity dates without premium or penalty on the terms and conditions and in the amounts set forth in the Note Agreement.

      This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.


ACCEL INTERNATIONAL CORPORATION



By /S/ Thomas H. Friedberg
   -----------------------
   Its President and Chief Executive Officer



                                                                  ITEM 10 - 12
                                                                       Page 40

                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Purchaser as follows:

      1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

      2.    Corporate  Organization  and Authority.    The  Company, and  each
Subsidiary,

        (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

        (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

        (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

      3. Business and Property. The Purchaser has heretofore been furnished with the following information generally describing the business conducted and proposed to be conducted by the Company and its Subsidiaries (the "Information").

        (a) the 1994 Annual Statement of Acceleration Life Insurance Company (the "Life Subsidiary");

        (b) the 1994 Form 10-K of the Company;


        (c) the September 30, 1995 Form 10-Q of the Company;

        (d) the July, 1995 Actuarial Appraisal of the Acceleration Insurance Group as of December 31, 1994, prepared by CreditRe Corporation, plus attachments, plus updates dated October 18, November 8 and November 17;

        (e) tax calculation for the Life Subsidiary dated November 27, 1995;

        (f) financial projection of business assumed from Consumers Life Insurance Company dated December 5, 1995;



                                                                  ITEM 10 - 12
                                                                       Page 41

(g)financial projection of direct written business dated November 16, 1995;

        (h) facsimile   from  Angela  Hammerly  (CreditRe  Corporation)  dated
      December 4, 1995, concerning Retroactive Accounts;

        (i) printout   of   Life   Subsidiary's   Disability   Claim   Reserve
      Development; and

        (j) display of Life Subsidiary's business by original term as of January 31, 1995.

      4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1990 to 1994, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young (as to years 1990 to 1993) and KPMG Peat Marwick LLP (as to year 1994), have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 30, 1995, and the unaudited statements of income and retained earnings and cash flows for the nine-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period.

      (b) Since December 31, 1994, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

      5.    Indebtedness.   Annex  B attached  hereto correctly  describes all
Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Subsidiaries outstanding on September 30, 1995.

      6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreement, the Information or any other written statement furnished by the Company to the Purchaser in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to the Purchaser in writing which materially affects adversely nor, so far as the


Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.



                                                                  ITEM 10 - 12
                                                                       Page 42

7.Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries. There are ordinary course of business claims pending under insurance policies written by the Company's insurance Subsidiaries for which adequate reserves have been established and will be maintained.

      8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

      9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

      10.   Sale  is  Legal  and  Authorized.    The  sale  of  the Notes  and
compliance by the Company with all of the provisions of the Agreement and the Notes -

        (a) are within the corporate powers of the Company;

        (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Restated Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

        (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Restated Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

      11. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or

                                                                  ITEM 10 - 12
                                                                       Page 43


agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

      12. Governmental Consent. Other than the authorization of the Superintendent of Insurance of the State of Ohio, which has been obtained and is in full force and effect, no approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

      13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1992, the Federal income tax liability of the Company and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

      14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to pay all Indebtedness due The Fifth Third Bank under its Credit Agreement with the Issuer dated as of September 24, 1991, as amended, and the Issuer's Amended and Restated Term Note dated September 23, 1994 and restated February 7, 1995 issued thereunder, to pay all Indebtedness due Acceleration National Insurance Company (a Wholly-owned Subsidiary of the Company) and for other corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation,
Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

      15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchaser. Neither the Company, directly or

                                                                  ITEM 10 - 12
                                                                       Page 44

indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

      16. ERISA. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. Neither the Company nor any ERISA Affiliate has a "defined benefit" Plan as defined in ERISA. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchaser.

      17.         Compliance with Law.  Neither the Company nor any Subsidiary
(a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

      18. Compliance with Environmental Laws. Neither the Company nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or

                                                                  ITEM 10 - 12
                                                                       Page 45

the Resource  Conservation and Recovery  Act of  1976, as  amended (42  U.S.C.
Section 6901 et seq.).



                                                                  ITEM 10 - 12
                                                                       Page 46

                          SUBSIDIARIES OF THE COMPANY

                                                                  PERCENTAGE
OF
           NAME OF SUBSIDIARY                      JURISDICTION OFVOTING STOCK
OWNED
                                                   INCORPORATION BY THE
COMPANY


 Acceleration Life Insurance Company                        Ohio         100%
 Acceleration National Service Corporation                  Ohio         100%
 Acceleration National Insurance Company                    Ohio         100%
 Acceleration Insurance Agency, Inc.                        Ohio         100%
 Acceleration Insurance Agency of Indiana                 Indiana        100%
 Dublin International Limited                         Turks and Caicos   100%
 Acceleration Insurance Agency of Pennsylvania          Pennsylvania     100%
 Acceleration Insurance Company Limited                United Kingdom    100%
 Randjill Group Limited                                   New York       100%
 Acceleration Life Insurance Agency, Inc.                   Ohio         100%





                                                                  ITEM 10 - 12
                                                                       Page 47

                        DESCRIPTION OF DEBT AND LEASES

1. Current Debt of the Company and its Subsidiaries outstanding on September 30, 1995 is as follows:

Indebtedness to The Fifth Third Bank under Credit Agreement dated as of September 24, 1991, as amended, in the aggregate principal amount of $12,800,000 (the "Bank Debt").

Indebtedness to holders of Subordinated Notes in the aggregate principal amount of $5,884,000.
Indebtedness to Acceleration National Insurance Company in the aggregate principal amount of $4,000,000 (the "ANIC Debt").

The entire outstanding balance of the Bank Debt and the ANIC Debt will be paid from the proceeds of the sale of the Notes and other funds of the Company.

2. Funded Debt (other than Capitalized Rentals) of the Company and its Subsidiaries outstanding on September 30, 1995 is as follows:

     None.

3. Long-Term Leases of the Company and its Subsidiaries outstanding on September 30, 1995 are as follows:

 Lessee:                       Acceleration Life Insurance Company/Signer
                               Acceleration National Service Corp./Payee
 Lessor:                       Oliver Allen Corporation
 Equipment Lease:              AS/400 Computer Hardware
 Lease Terms:                  24 Month Lease beginning May 1994
                               Monthly payment $8,293. plus tax
                               Purchase Option at lease Expiration:  Fair Market
                                                                     Value

 Lessee:                       Acceleration National Service Corp.
 Lessor:                       Xerox Corporation
 Equipment Lease:              Xerox 4850 Highlight Color Laser Printer
 Lease Terms:                  54 Month Lease beginning June 1993
                               Monthly Payment:  $3,187. plus tax
                               Purchase Option at lease Expiration:  Fair Market
                                                                      Value


                                                                 ITEM 10 - 12
                                                                      Page 48


 Lessee:                       Acceleration National Service Corporation
 Lessor:                       Norstan Financial Services
 Equipment Lease:              Rolm 9751 Model 10 Telephone System
 Lease Terms:                  60 Month Lease beginning August 1991
                               Monthly Payment:  $2,287. plus tax
                               Purchase Option at lease Expiration:  Fair Market
                                                                     Value

 Lessee:                       Acceleration Life Insurance Company/Signer
                               Acceleration National Service Corp./Payee
 Lessor:                       Xerox Corporation
 Equipment Lease:              5335 Copier
 Lease Terms:                  One Year Automatic Renewal after original lease
                               expiration:  Renewal period beginning October
                               1995.  Monthly Payment:  $416. plus tax

 Lessee:                       Acceleration National Insurance Corporation
 Lessor:                       NEC America, Inc.
 Equipment Lease:              Electra Prof level II Telephone System with
                                  Voice Mail
                               60 Month Lease beginning November 1995
 Lease Terms:                  Monthly Payment:  $362.
                               Purchase Option at Lease Termination:  $1.

 Lessee:                       Acceleration National Insurance Corporation
 Lessor:                       NEC America, Inc.
 Equipment Lease:              Prosignia 300 Model Computer System
 Lease Terms:                  36 Month Lease beginning November 1995
                               Monthly Payment:  $1,272.
                               Purchase Option at Lease Termination:  $1.

 Lessee:                       Acceleration National Insurance Corporation
 Lessor:                       Sanwa Leasing Corp.
 Equipment Lease:              Panasonic Copier/Sorter, Olympia Fax Machine, IBM
                               Typewrite
 Lease Terms:                  36 Month Lease beginning November 1995
                               Monthly Payment:  $319.
                               One Year Automatic Renewal after original lease expiration

 Lessee:                       Acceleration National Insurance Corporation
 Lessor:                       Pitney Bowes Credit Corporation
 Equipment Lease:              Mail/Postage Equipment
 Lease Terms:                  Quarterly Payments:      4 Qtr. @ $271.
                                                      13 Qtr. @ $284.
                               Renewal Option after original lease expiration

                                                                 ITEM 10 - 12
                                                                      Page 49


 Lessee:                       Acceleration National Insurance Corporation
 Lessor:                       American Southwest Properties
 Office Lease:                 6410 Sq. Ft.:  12603 Southwest Freeway
                                              Stafford, TX
 Base Rental:                  $352,550. over Five (5) Years


4. Capitalized Leases of the Company and its Subsidiaries outstanding on September 30, 1995 are as follows:

None



                                                                  ITEM 10 - 12
                                                                       Page 50

               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


      The closing opinion of Chapman and Cutler, special counsel to the Purchaser, called for by Section 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in form and substance to the Purchaser and shall be to the effect that:

   1.
The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes.

   2.
The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   3.
The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   4.
The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinion of Squire, Sanders & Dempsey is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchaser is justified in relying thereon.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Restated Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Delaware and the Federal laws of the United States.




                                                                  ITEM 10 - 12
                                                                       Page 51

With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchaser delivered in connection with the issuance and sale of the Notes.



                                                                  ITEM 10 - 12
                                                                       Page 52

                        DESCRIPTION OF CLOSING OPINION
                           OF COUNSEL TO THE COMPANY

      The closing opinion of Squire, Sanders & Dempsey, counsel for the Company, which is called for by Section 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchaser, shall be satisfactory in scope and form to the Purchaser and shall be to the following effect; provided that as to qualification, licensure and good standing in jurisdictions other than Delaware and Ohio, the matters in paragraph 2 and matters in paragraph 6 respecting agreements or instruments other than the Company's Restated Certificate of Incorporation and By-laws, the Purchaser will accept the opinion of Nicholas Z. Alexander, Senior Vice President, Secretary and General Counsel of the Company.

   1.
The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

   2.
Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company.

   3.
The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   4.
The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).


                                                                  ITEM 10 - 12
                                                                       Page 53

5.Other than the authorization of the Superintendent of Insurance of the State of Ohio, which has been obtained and is in full force and effect, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

   6.
The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

   7.
The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Squire, Sanders & Dempsey shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.




                                                                  ITEM 10 - 12
                                                                       Page 54

                    SUBORDINATION PROVISIONS APPLICABLE TO
                           SUBORDINATED FUNDED DEBT

(a) The indebtedness evidenced by the subordinated notes* and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Funded Debt is Subordinated which in all events must include the Notes] (herein called "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:

(1) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

(2) In the event  that the subordinated notes  are declared or become  due and


            * Or debentures or other designation as may be appropriate.


payable because of the occurrence of any event of default hereunder (or under the agreement or Indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause (l) shall not be applicable, the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full all Superior Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

(3) During the continuance of any default with respect to any Superior Indebtedness permitting the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes, if either (i) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Superior Indebtedness, provided that judicial proceedings shall be commenced with respect to such default (x) within one hundred twenty (120) days thereafter in the case such default relates to the non-payment of principal, interest or premium on such Superior Indebtedness or (y) within 90 days after the giving of such notice in the case of any other event or condition causing such default, or (ii) judicial proceedings shall be pending in respect

                                                                  ITEM 10 - 12
                                                                       Page 55

of such default. The holders of Superior Indebtedness shall not be entitled to give notice pursuant to this clause (3) more than once with respect to any default which was specified in such a notice and which has continued without interruption since the date such notice was given, nor shall such holders be entitled to give a separate notice with respect to any default not so specified which (to the knowledge of any holder giving such notice) was existing on the date notice shall have been given pursuant to this clause (3) and which has continued without interruption from the date such notice was given. Upon receipt of any notice from the holders of Superior Indebtedness pursuant to this clause (3), the Company shall forthwith send a copy thereof to each holder of the subordinated notes at the time outstanding.

(b) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

(c) No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

(d) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and (ii) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

(e) The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the subordinated notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the subordinated notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the subordinated notes in accordance with their terms, nor shall anything herein prevent the holders of the subordinated notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.


                                                                  ITEM 10 - 12
                                                                       Page 56